Service Properties Trust First Quarter 2023 Financial Results and Supplemental Information May 8, 2023 Exhibit 99.2 Royal Sonesta Chicago Riverfront Chicago, IL

Table of Contents

QUARTERLY RESULTS

Service Properties Trust Announces First Quarter 2023 Financial Results 4
First Quarter 2023 Highlights 5
First Quarter 2023 Results 6

FINANCIALS

Key Financial Data 8
Condensed Consolidated Statements of Income (Loss) 9
Condensed Consolidated Balance Sheets 10
Debt Summary 11
Debt Maturity Schedule 12
Leverage Ratios, Coverage Ratios and Public Debt Covenants 13
Capital Expenditures and Restricted Cash Activity 14
Property Acquisitions and Dispositions Information Since January 1, 2023 15

PORTFOLIO INFORMATION

Portfolio Summary 17
Consolidated Portfolio Diversification by Industry 18
Consolidated Portfolio Geographical Diversification 19
Hotel Portfolio by Brand 20
Hotel Operating Statistics by Service Level - Comparable Hotels - three months ended March 31, 2023 21
Hotel Operating Statistics by Service Level - All Hotels - three months ended March 31, 2023 22
Net Lease Portfolio by Brand 23
Net Lease Portfolio by Industry 24
Net Lease Portfolio by Tenant (Top 10) 25
Net Lease Portfolio - Expiration Schedule 26
Net Lease Portfolio - Occupancy Summary 27

APPENDIX

Company Profile and Research Coverage 29
Governance Information 30
Non-GAAP Financial Measures and Certain Definitions 31
Calculation of FFO and Normalized FFO 33
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 34
Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels 35
Calculation and Reconciliation of Hotel EBITDA - All Hotels 36
Notes to Condensed Consolidated Statements of Income (Loss) and calculations of FFO, Normalized FFO, EBITDA, EBITDA*re*, Adjusted EBITDA*re* and Hotel EBITDA 37

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 38

SERVICE PROPERTIES TRUST

SVC
Nasdaq Listed

Trading Symbols:
Common Shares: SVC

Investor Relations Contact
Stephen Colbert, Director
(617) 231-3223
scolbert@svcreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Additional information and reconciliations of Non-GAAP measures to amounts determined in accordance with U.S. GAAP appear in the appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

Dollar amounts in thousands, unless otherwise noted.

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3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (May 8, 2023): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2023. Dividend: SVC has declared a quarterly distribution on its common shares of $0.20 per share to shareholders of record as of the close of business on April 24, 2023. This distribution will be paid on or about May 18, 2023. Conference Call: A conference call to discuss SVC's first quarter results will be held on Tuesday, May 9, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 2049718. A live audio webcast of the conference call will also be available in a listen- only-mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of SVC. About Service Properties Income Trust: Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of March 31, 2023, SVC owned 220 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of March 31, 2023, SVC also owned 765 retail service-focused net lease properties totaling over 13.3 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $37 billion in assets under management as of March 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces First Quarter 2023 Financial Results "In the first quarter, the financial performance of our hotel portfolio continued to improve and we expect that our hotel portfolio performance will continue improving as we move into the seasonally stronger periods of the year. First quarter comparable RevPAR increased by 22% over the prior year period, with occupancy up 380 basis points, which resulted in a 251% increase in comparable hotel EBITDA. Our net lease assets continue to provide stable and steady cash flows, and we expect upon completion of BP’s acquisition of TA, our liquidity will be bolstered from the $379 million of cash we expect to receive, revenues from the leases will increase and our largest tenant will have significantly enhanced credit quality. Additionally, our inaugural ABS facility that priced in the quarter highlights the flexibility that we have going forward to address our debt maturities in 2024 and beyond." Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS First Quarter 2023 Highlights Financial Results • Net income of $26.0 million, or $0.16 per common share. • Normalized FFO of $37.1 million, or $0.23 per share. • Adjusted EBITDAre of $116.8 million. Portfolio Update • Hotel RevPAR of $79.91. • Hotel EBITDA of $32.3 million. • Net Lease occupancy of 97.4%. • Net Lease rent coverage of 2.98x. Investment Activity • During the quarter ended March 31, 2023, SVC sold 18 hotels with 2,526 keys for an aggregate sales price of $157.2 million, excluding closing costs. • Since April 1, 2023, SVC has sold two net lease properties with 2,384 square feet for an aggregate sales price of $620 thousand, excluding closing costs. Liquidity and Financing Activities • As of March 31, 2023, SVC had $180.6 million of cash and cash equivalents and $800.0 million available to borrow under its revolving credit facility. • As previously announced, on February 10, 2023, a subsidiary of SVC issued $610.2 million in aggregate principal amount of net lease mortgage notes. The net proceeds from this issuance were approximately $550.6 million after initial purchaser discounts and offering costs. • In March 2023, SVC redeemed all of its outstanding 4.50% Senior Notes due 2023 at a redemption price equal to the principal amount of $500.0 million, plus accrued and unpaid interest to, but excluding, the date of redemption. SVC funded this redemption with the proceeds from the issuance of net lease mortgage notes described above. TA Agreement • As previously announced, SVC has agreed to amend its existing leases and guarantees with TravelCenters of America Inc. (Nasdaq: TA) effective upon the completion of the pending acquisition of TA by BP p.l.c. (NYSE: BP) for cash consideration of $86.00 per share of TA common stock outstanding. • SVC expects to receive approximately $379.3 million in cash upon closing for the value of the TA shares it owns, the sale of the TA tradenames and trademarks to BP and rent BP is expected to prepay.

First Quarter 2023 Results

	Three Months Ended March 31, 2023		
Consolidated Financial Results	**2023**	**2022**	**Change**
Net income (loss)	$ 25,950	$ (119,822)	$ 145,772
Net income (loss) per common share (basic and diluted)	$ 0.16	$ (0.73)	$ 0.89
FFO	$ 35,894	$ (4,831)	$ 40,725
FFO per common share (basic and diluted)	$ 0.22	$ (0.03)	$ 0.25
Normalized FFO	$ 37,146	$ (3,409)	$ 40,555
Normalized FFO per common share (basic and diluted)	$ 0.23	$ (0.02)	$ 0.25
EBITDA	$ 203,789	$ 77,330	163.5 %
Adjusted EBITDAre	$ 116,841	$ 90,141	29.6 %
Hotel Results			
Comparable Hotels			
No. of hotels	219	219	–
No. of rooms or suites	37,429	37,429	–
Occupancy	57.7 %	53.9 %	3.8 pts
ADR	$ 138.73	$ 121.77	13.9 %
Hotel RevPAR	$ 80.05	$ 65.63	22.0 %
Hotel EBITDA	$ 34,962	$ 9,958	251.1 %
Hotel EBITDA margin	10.7 %	3.9 %	6.8 pts
All Hotels			
No. of hotels	220	298	(78)
No. of rooms or suites	37,527	47,285	(9,758)
Occupancy	57.6 %	53.3 %	4.3 pts
ADR	$ 138.73	$ 115.24	20.4 %
Hotel RevPAR	$ 79.91	$ 61.42	30.1 %
Hotel EBITDA	$ 32,281	$ 5,220	518.4 %
Hotel EBITDA margin	9.6 %	1.8 %	7.8 pts
Net Lease Metrics			
Number of properties	765	786	(21)
Occupancy	97.4 %	97.6 %	(0.2) %
Rent Coverage	2.98x	2.67x	0.31x


SONESTA
SONESTA
Sonesta Irvine - Orange County Airport
Irvine, CA

** Dollars are in thousands, except per share data and hotel statistics.*

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7RETURN TO TABLE OF CONTENTS Financials

8RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Selected Income Statement Data: Total revenues $ 429,209 $ 455,219 $ 498,521 $ 515,777 $ 393,764 Net income (loss) $ 25,950 $ (31,409) $ 7,500 $ 11,350 $ (119,822) FFO $ 35,894 $ 73,128 $ 88,397 $ 87,031 $ (4,831) Normalized FFO $ 37,146 $ 73,266 $ 88,458 $ 89,158 $ (3,409) Adjusted EBITDAre $ 116,841 $ 150,534 $ 173,455 $ 181,873 $ 90,141 Per Common Share Data (basic and diluted): Net income (loss) $ 0.16 $ (0.19) $ 0.05 $ 0.07 $ (0.73) FFO $ 0.22 $ 0.44 $ 0.54 $ 0.53 $ (0.03) Normalized FFO $ 0.23 $ 0.44 $ 0.54 $ 0.54 $ (0.02) Dividend Data: Annualized dividends paid per share during the period $ 0.80 $ 0.80 $ 0.04 $ 0.04 $ 0.04 Annualized dividend yield (at end of period) 8.0% 11.0% 0.8% 0.8% 0.5 % Normalized FFO payout ratio 87.0% 45.5% 1.9% 1.9% (50.0) % Selected Balance Sheet Data: Total gross assets $ 10,505,429 $ 10,458,324 $ 10,561,906 $ 11,222,613 $ 12,438,367 Total assets $ 7,482,166 $ 7,488,191 $ 7,632,713 $ 8,331,559 $ 9,017,072 Total liabilities $ 6,100,261 $ 6,099,399 $ 6,180,795 $ 6,886,687 $ 7,582,773 Total shareholders' equity $ 1,381,905 $ 1,388,792 $ 1,451,918 $ 1,444,872 $ 1,434,299 (amounts in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 3/31/2023 Capitalization: Total common shares (at end of period) 165,446 Closing price (at end of period) $ 9.96 Equity market capitalization (at end of period) $ 1,647,842 Debt (principal balance) 5,810,037 Total market capitalization $ 7,457,879 Liquidity: Cash and cash equivalents $ 180,616 Available borrowings under revolving credit facility 800,000 Total Liquidity $ 980,616

9RETURN TO TABLE OF CONTENTS Three Months Ended March 31, 2023 2022 Revenues: Hotel operating revenues (1) $ 334,796 $ 297,406 Rental income (2) 94,413 96,358 Total revenues 429,209 393,764 Expenses: Hotel operating expenses (1)(3) 299,566 290,343 Other operating expenses 3,905 2,269 Depreciation and amortization 100,039 104,113 General and administrative 10,911 11,989 Transaction related costs (4) 887 1,177 Loss on asset impairment, net (5) — 5,500 Total expenses 415,308 415,391 Gain on sale of real estate, net (6) 41,898 5,548 Unrealized gains (losses) on equity securities, net (7) 49,430 (10,260) Interest income 2,786 273 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $5,232 and $5,913, respectively) (81,580) (92,344) Loss on early extinguishment of debt (8) (44) — Loss before income taxes and equity in earnings of an investee 26,391 (118,410) Income tax benefit (expense) 3,780 (695) Equity in losses of an investee (9) (4,221) (717) Net income (loss) $ 25,950 $ (119,822) Weighted average common shares outstanding (basic and diluted) 164,867 164,667 Net income (loss) per common share (basic and diluted) $ 0.16 $ (0.73) (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 37. Sonesta Simply Suites Columbus Airport Columbus, OH

10RETURN TO TABLE OF CONTENTS March 31, 2023 December 31, 2022 ASSETS Real estate properties: Land $ 1,902,587 $ 1,902,587 Buildings, improvements and equipment 7,637,054 7,658,282 Total real estate properties, gross 9,539,641 9,560,869 Accumulated depreciation (3,023,263) (2,970,133) Total real estate properties, net 6,516,378 6,590,736 Acquired real estate leases and other intangibles, net 241,985 252,357 Assets held for sale 1,452 121,905 Cash and cash equivalents 180,616 38,369 Restricted cash 15,220 7,051 Equity method investments 108,182 112,617 Investment in equity securities 102,485 53,055 Due from related persons 48,681 35,033 Other assets, net 267,167 277,068 Total assets $ 7,482,166 $ 7,488,191 LIABILITIES AND SHAREHOLDERS' EQUITY Senior unsecured notes, net $ 5,158,504 $ 5,655,530 Mortgage notes payable, net 551,789 — Accounts payable and other liabilities 379,516 425,960 Due to related persons 10,452 17,909 Total liabilities 6,100,261 6,099,399 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,445,995 and 165,452,566 shares issued and outstanding, respectively 1,655 1,655 Additional paid in capital 4,555,328 4,554,861 Cumulative other comprehensive income 2,169 2,383 Cumulative net income available for common shareholders 2,529,229 2,503,279 Cumulative common distributions (5,706,476) (5,673,386) Total shareholders' equity 1,381,905 1,388,792 Total liabilities and shareholders' equity $ 7,482,166 $ 7,488,191 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) Sonesta Select Los Angeles LAX El Segundo, CA

Debt Summary

SERVICE PROPERTIES TRUST

As of March 31, 2023
(dollars in thousands)

	Weighted Average Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Floating Rate Debt:							
$800,000 revolving credit facility (1)(2)	7.360 %	$	–	7/15/23	$	–	0.3
Secured Fixed Rate Debt:							
Net lease mortgage notes (3)	5.600 %	$	610,037	2/10/28	$	600,576	4.9
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2024	4.650 %	$	350,000	3/15/24	$	350,000	1.0
Senior unsecured notes due 2024	4.350 %		825,000	10/1/24		825,000	1.5
Senior unsecured notes due 2025	4.500 %		350,000	3/15/25		350,000	2.0
Senior unsecured notes due 2025 (4)	7.500 %		800,000	9/15/25		800,000	2.5
Senior unsecured notes due 2026	5.250 %		350,000	2/15/26		350,000	2.9
Senior unsecured notes due 2026	4.750 %		450,000	10/1/26		450,000	3.5
Senior unsecured notes due 2027	4.950 %		400,000	2/15/27		400,000	3.9
Senior unsecured notes due 2027 (4)	5.500 %		450,000	12/15/27		450,000	4.7
Senior unsecured notes due 2028	3.950 %		400,000	1/15/28		400,000	4.8
Senior unsecured notes due 2029	4.950 %		425,000	10/1/29		425,000	6.5
Senior unsecured notes due 2030	4.375 %		400,000	2/15/30		400,000	6.9
Subtotal / weighted average	5.167 %		5,200,000			5,200,000	3.3
Total / weighted average (5)	5.745 %	$	5,810,037		$	5,800,576	3.7

(1) SVC is required to pay interest on borrowings under its revolving credit facility at a rate of LIBOR plus a premium of 250 basis points per annum, subject to an interest rate floor of 0.50%. SVC also pays a facility fee of 30 basis points per annum on the total amount of lending commitments under its revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to its credit ratings. The interest rate listed in the schedule is as of March 31, 2023.

(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 73 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its credit facility.

(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.

(4) The notes are guaranteed by certain of SVC's subsidiaries.

(5) The carrying value of SVC's total debt of $5,710,293 as of March 31, 2023 is net of unamortized discounts and premiums and certain issuance costs totaling $99,744.

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12RETURN TO TABLE OF CONTENTS $ (M ill io ns ) $1,175 $1,150 $800 $850 $400 $425 $400 $1 $2 $2 $2 $2 $601 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2023 2024 2025 2026 2027 2028 2029 2030 0 250 500 750 1,000 1,250 Debt Maturity Schedule As of March 31, 2023 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of March 31, 2023, SVC had no amounts outstanding under its $800 million revolving credit facility. (2) 647 E. Main Street Pulaski, VA

13RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Leverage Ratios: Net debt / total gross assets 53.6% 54.1% 54.2% 52.3% 51.7 % Net debt / gross book value of real estate assets and cash and cash equivalents 57.9% 56.4% 56.5% 54.7% 53.4 % Secured debt / total assets 8.2% — % 0.4% 2.0% 0.3 % Variable rate debt / Net debt — % — % 1.7% 13.6% 16.1 % Coverage Ratios: Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense 1.9x 1.7x 1.6x 1.4x 1.3x Net debt / rolling four-quarter Adjusted EBITDAre 9.0x 9.5x 10.1x 11.1x 13.4x As of and For the Trailing Twelve Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Public Debt Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150% 157.1% 159.1% 161.0% 169.2% 170.4 % Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 54.8% 53.6% 53.8% 57.9% 58.3 % Secured debt / adjusted total assets - allowable maximum 40.0% 5.8% 0.0% 0.9% 7.1% 8.1 % Consolidated income available for debt service / debt service - required minimum 1.50x 1.90x 1.85x 1.72x 1.59x 1.32x Leverage Ratios, Coverage Ratios and Public Debt Covenants Sonesta Simply Suites Austin Arboretum Austin, TX

Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Capital Expenditures					
Hotel capital improvements & FF&E Reserve fundings [1]	$ 21,773	$ 36,629	$ 22,841	$ 17,517	$ 28,144
Net lease capital improvements	505	170	1,520	3,190	740
Lease related costs	67	102	51	479	147
Total capital improvements & FF&E Reserve fundings	$ 22,345	$ 36,901	$ 24,412	$ 21,186	$ 29,031

	As of and For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Restricted Cash					
Total restricted cash (beginning of period)	$ 7,051	$ 10,891	$ 64,901	$ 2,963	$ 3,375
Manager deposits into FF&E Reserve	1,923	2,598	2,700	2,425	1,408
Hotel improvements funded from FF&E Reserve	(1,558)	(1,024)	(1,577)	(1,072)	(787)
Hotel FF&E reserves (end of period)	7,416	12,465	66,024	4,316	3,996
Net lease mortgage note rent collection account	5,867	–	–	–	–
Net lease mortgage note liquidity reserve	2,000	–	–	–	–
Proceeds from asset sales deposited into (withdrawn from) revolving credit facility collateral account, net	(63)	(5,414)	(55,133)	60,585	(1,033)
Total restricted cash (end of period)	$ 15,220	$ 7,051	$ 10,891	$ 64,901	$ 2,963


ROYAL SONESTA

Royal Sonesta Minneapolis
Minneapolis, MN

(1) Includes amounts SVC funded into its FF&E reserves and amounts directly reimbursed to its hotel managers for capital expenditures.

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15RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Properties Property Type Brand Location Square Footage Purchase Price (1) Average Purchase Price per Square Foot No acquisitions since January 1, 2023 DISPOSITIONS: Quarter Disposed Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2023 1 Hotel Sonesta Select MD 152 $ 5,350 $ 35 1 Hotel Sonesta NJ 219 14,580 67 3 Hotel Residence Inn NY, PA, NC 342 29,018 85 13 Hotel Courtyard Various 1,813 108,282 60 Q2 2023 2 Net Lease Vacant OH 2,384 620 260 20 2,526 / 2,384 $ 157,850 $62 / $260 Property Acquisitions and Dispositions Information Since January 1, 2023 (dollars in thousands, except per room/sq. ft. data) (1) Represents cash sale price and excludes closing related costs. Royal Sonesta Houston Galleria Houston, TX

16RETURN TO TABLE OF CONTENTS Portfolio Information

17RETURN TO TABLE OF CONTENTS Portfolio Composition Net lease 46.2% Hotel 53.8% Number of Properties Hotel Properties 220 Number of hotel rooms 37,527 Net Lease Properties 765 Net lease square feet 13,319,743 Total Properties 985 Average hotel property size 171 rooms Average net lease property size 17,411 sq. feet Investments Diversification Facts Hotels $ 5,938,703 Tenants/Operators 183 Net Lease Properties 5,107,970 Brands 148 Total Investments $ 11,046,673 Industries 22 States 46 Geographical Diversification CA 12% TX 8% IL 6% GA 6% FL 5% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 46% (36 States, DC, PR, ON) Portfolio Summary As of March 31, 2023 (dollars in thousands) (1) Based on investment (1) (1) Royal Sonesta Boston Cambridge, MA

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2023
(dollars in thousands)

Industry	No. of Properties	Rooms/ Square Footage		Investments	Percent of Total Investment
1. Hotels	220	37,527	$	5,938,703	53.8%
2. Travel Centers	180	5,136,654		3,352,096	30.3%
3. Restaurants-Quick Service	214	684,109		290,901	2.6%
4. Restaurants-Casual Dining	53	415,547		192,320	1.7%
5. Health and Fitness	13	873,258		186,368	1.7%
6. Movie Theaters	18	935,581		160,044	1.4%
7. Grocery Stores	19	1,020,819		129,152	1.2%
8. Home Goods and Leisure	20	628,864		120,702	1.1%
9. Automotive Equipment & Services	64	463,492		107,054	1.0%
10. Medical, Dental Office	70	372,171		102,494	0.9%
11. Automotive Dealers	8	177,433		62,550	0.6%
12. Entertainment	4	199,853		61,436	0.6%
13. Educational Services	9	220,758		55,319	0.5%
14. General Merchandise Stores	4	381,193		55,112	0.5%
15. Building Materials	29	465,283		33,280	0.3%
16. Car Washes	5	41,456		28,658	0.3%
17. Miscellaneous Manufacturing	5	538,932		24,148	0.2%
18. Drug Stores and Pharmacies	7	67,423		19,251	0.2%
19. Sporting Goods	3	120,847		17,742	0.2%
20. Legal Services	5	25,429		11,362	0.1%
21. Dollar Stores	3	27,593		2,971	–%
22. Other	5	211,465		27,245	0.2%
23. Vacant	27	311,583		67,765	0.6%
Total	985	37,527 / 13,319,743	$	11,046,673	100.0%


BURGER KING
TA
Travel Center

622 Fair Ground
Statesboro, GA

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19RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total ($000s) % of Total Hotel ($000s) Hotel % of Total Net Lease ($000s) Net Lease % of Total California 58 36 22 $ 1,375,371 12.5% $ 1,102,306 18.6% $ 273,065 5.3 % Texas 76 20 56 871,250 7.9% 355,106 6.0% 516,144 10.1 % Illinois 66 10 56 704,393 6.4% 413,385 7.0% 291,008 5.7 % Georgia 90 16 74 668,008 6.0% 397,874 6.7% 270,134 5.3 % Florida 57 11 46 519,710 4.7% 273,471 4.6% 246,239 4.8 % Arizona 39 14 25 472,202 4.3% 225,192 3.8% 247,010 4.8 % Ohio 46 5 41 451,046 4.1% 120,330 2.0% 330,716 6.5 % Louisiana 15 3 12 379,393 3.4% 247,689 4.2% 131,704 2.6 % Pennsylvania 33 5 28 334,349 3.0% 130,229 2.2% 204,120 4.0 % Missouri 29 4 25 287,414 2.6% 156,227 2.6% 131,187 2.6 % Top 10 509 124 385 6,063,136 54.9% 3,421,809 57.7% 2,641,327 51.7 % Other (1) 476 96 380 4,983,537 45.1% 2,516,894 42.3% 2,466,643 48.3 % Total 985 220 765 $ 11,046,673 100.0% $ 5,938,703 100.0% $ 5,107,970 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,470 per property. Consolidated Portfolio by Geographic Diversification As of March 31, 2023 (dollars in thousands) Royal Sonesta Dupont Circle Washington, D.C.

20RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 7.7% 5,663 15.1% $ 1,863,704 31.4% $ 329,102 Sonesta Hotels & Resorts® Full Service Upscale 22 10.0% 7,149 19.1% 1,150,386 19.3% 160,916 Sonesta ES Suites® Extended Stay Upper Midscale 60 27.2% 7,643 20.4% 1,088,998 18.3% 142,483 Sonesta Select® Select Service Upscale 44 20.0% 6,427 17.1% 674,895 11.4% 105,009 Sonesta Simply Suites® Extended Stay Midscale 51 23.2% 6,464 17.2% 569,812 9.6% 88,152 Hyatt Place® Select Service Upscale 17 7.7% 2,107 5.6% 247,582 4.2% 117,505 Radisson® Hotels & Resorts Full Service Upscale 5 2.3% 1,149 3.1% 165,516 2.8% 144,052 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.3% 123,734 2.1% 249,968 Country Inns & Suites® by Radisson Full Service Upper Midscale 3 1.4% 430 1.1% 54,076 0.9% 125,758 Total/Average Hotels 220 100.0% 37,527 100.0% $ 5,938,703 100.0% $ 158,251 Hotel Portfolio by Brand As of March 31, 2023 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy Three Months Ended March 31,			ADR Three Months Ended March 31,			RevPAR Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	56.9 %	51.9 %	5.0 pts	$ 152.38	$ 144.09	5.8 %	$ 86.70	$ 74.78	15.9 %
Royal Sonesta	Full Service	17	5,663	47.3 %	36.8 %	10.5 pts	238.96	210.61	13.5 %	113.03	77.50	45.8 %
Radisson Hotel	Full Service	5	1,149	65.4 %	57.5 %	7.9 pts	152.87	126.88	20.5 %	99.98	72.96	37.0 %
Crowne Plaza	Full Service	1	495	58.4 %	43.4 %	15.0 pts	139.80	121.33	15.2 %	81.64	52.66	55.0 %
Country Inn and Suites	Full Service	3	430	56.0 %	52.2 %	3.8 pts	123.16	107.10	15.0 %	68.97	55.91	23.4 %
Full Service Total / Average		48	14,886	53.9 %	46.3 %	7.6 pts	180.26	160.71	12.2 %	97.16	74.41	30.6 %
Sonesta Select	Select Service	44	6,427	51.1 %	43.0 %	8.1 pts	118.88	108.16	9.9 %	60.75	46.51	30.6 %
Hyatt Place	Select Service	17	2,107	63.9 %	58.6 %	5.3 pts	124.44	113.09	10.0 %	79.52	66.27	20.0 %
Select Service Total / Average		61	8,534	54.3 %	46.9 %	7.4 pts	120.50	109.69	9.9 %	65.43	51.44	27.2 %
Sonesta ES Suites	Extended Stay	60	7,643	63.5 %	65.9 %	(2.4) pts	128.10	114.54	11.8 %	81.34	75.48	7.8 %
Sonesta Simply Suites	Extended Stay	50	6,366	64.4 %	66.1 %	(1.7) pts	90.85	79.55	14.2 %	58.51	52.58	11.3 %
Extended Stay Total / Average		110	14,009	63.9 %	66.0 %	(2.1) pts	111.16	98.76	12.6 %	71.03	65.18	9.0 %
		219	37,429	57.7 %	53.9 %	3.8 pts	$ 138.73	$ 121.77	13.9 %	$ 80.05	$ 65.63	22.0 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

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21

Hotel Operating Statistics by Service Level - All Hotels[1]

				Occupancy Three Months Ended March 31,			ADR Three Months Ended March 31,			RevPAR Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	56.9 %	51.9 %	5.0 pts	$ 152.38	$ 144.09	5.8 %	$ 86.70	$ 74.78	15.9 %
Royal Sonesta	Full Service	17	5,663	47.3 %	36.8 %	10.5 pts	238.96	210.61	13.5 %	113.03	77.50	45.8 %
Radisson Hotel	Full Service	5	1,149	65.4 %	57.5 %	7.9 pts	152.87	126.88	20.5 %	99.98	72.96	37.0 %
Crowne Plaza	Full Service	1	495	58.4 %	43.4 %	15.0 pts	139.80	121.33	15.2 %	81.64	52.66	55.0 %
Country Inn and Suites	Full Service	3	430	56.0 %	52.2 %	3.8 pts	123.16	107.10	15.0 %	68.97	55.91	23.4 %
Full Service Total / Average		48	14,886	53.9 %	46.3 %	7.6 pts	180.26	160.71	12.2 %	97.16	74.41	30.6 %
Sonesta Select	Select Service	44	6,427	51.1 %	43.0 %	8.1 pts	118.88	108.16	9.9 %	60.75	46.51	30.6 %
Hyatt Place	Select Service	17	2,107	63.9 %	58.6 %	5.3 pts	124.44	113.09	10.0 %	79.52	66.27	20.0 %
Select Service Total / Average		61	8,534	54.3 %	46.9 %	7.4 pts	120.50	109.69	9.9 %	65.43	51.44	27.2 %
Sonesta ES Suites	Extended Stay	60	7,643	63.5 %	65.9 %	(2.4) pts	128.10	114.54	11.8 %	81.34	75.48	7.8 %
Sonesta Simply Suites	Extended Stay	51	6,464	63.7 %	65.1 %	(1.4) pts	90.85	79.55	14.2 %	57.87	51.79	11.7 %
Extended Stay Total / Average		111	14,107	63.6 %	65.5 %	(1.9) pts	111.16	98.76	12.6 %	70.70	64.69	9.3 %
		220	37,527	57.6 %	53.7 %	3.9 pts	$ 138.73	$ 121.77	13.9 %	$ 79.91	$ 65.39	22.2 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

(1) Results of all hotels owned as of March 31, 2023. Excludes the results of hotels sold during the periods presented.

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22

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of March 31, 2023
(dollars in thousands)

	Brand	Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America	133	3,643,581	$ 2,289,189	44.8 %	$ 169,067	45.7 %	2.81x
2.	Petro Stopping Centers	44	1,445,004	1,021,226	20.0 %	77,043	20.8 %	2.36x
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	7.19x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.6 %	2.35x
5.	AMC Theatres	8	401,403	77,722	1.5 %	5,248	1.4 %	1.36x
6.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.48x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,629	1.3 %	4.09x
8.	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	2.07x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.32x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,401	0.9 %	1.94x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	5.75x
12.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,878	0.5 %	1.35x
13.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	5.88x
14.	Fleet Farm	1	218,248	37,802	0.7 %	2,728	0.7 %	1.75x
15.	B&B Theatres	4	261,300	37,619	0.7 %	2,885	0.8 %	1.02x
16.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	1.55x
17.	Regal Cinemas	5	223,846	34,953	0.7 %	2,962	0.8 %	1.55x
18.	Hardee's	19	62,792	31,844	0.6 %	2,158	0.6 %	1.20x
19.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.28x
20.	Burger King	18	59,106	30,730	0.6 %	1,869	0.5 %	2.59x
21.	Arby's	19	57,868	29,234	0.6 %	1,731	0.5 %	4.07x
22.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.7 %	1.34x
23.	Mister Car Wash	5	41,456	28,658	0.6 %	2,170	0.6 %	3.45x
24.	Popeye's	20	45,708	28,434	0.6 %	1,983	0.5 %	5.20x
25.	Church's Chicken	32	43,399	26,326	0.5 %	1,680	0.5 %	3.73x
26.	Other [(1)]	268	4,211,533	741,931	14.4 %	48,296	13.0 %	4.16x
	Total	765	13,319,743	$ 5,107,970	100.0 %	$ 369,756	100.0 %	2.98x



Rally's

401 Vincennes Avenue
New Albany, IN

(1) Consists of 114 distinct brands with an average investment of $2,768 per property.

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23

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2023
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	180	5,136,654	$ 3,352,096	65.6%	$ 249,357	67.4%	2.71x
2.	Restaurants-Quick Service	214	684,109	290,901	5.7%	19,735	5.3%	3.19x
3.	Restaurants-Casual Dining	53	415,547	192,320	3.8%	11,940	3.2%	2.43x
4.	Health and Fitness	13	873,258	186,368	3.6%	11,011	3.0%	1.95x
5.	Movie Theaters	18	935,581	160,044	3.1%	11,696	3.2%	1.48x
6.	Grocery Stores	19	1,020,819	129,152	2.5%	9,223	2.5%	4.05x
7.	Home Goods and Leisure	20	700,906	120,702	2.4%	9,838	2.7%	6.01x
8.	Automotive Equipment & Services	64	463,492	107,054	2.1%	7,665	2.1%	4.36x
9.	Medical, Dental Office	70	372,171	102,494	2.0%	8,268	2.2%	2.41x
10.	Automotive Dealers	8	177,433	62,550	1.2%	4,956	1.3%	5.73x
11.	Entertainment	4	199,853	61,436	1.2%	4,319	1.2%	3.12x
12.	Educational Services	9	220,758	55,319	1.1%	4,451	1.2%	1.79x
13.	General Merchandise Stores	4	381,193	55,112	1.1%	3,874	1.0%	2.86x
14.	Building Materials	29	465,283	33,280	0.7%	2,829	0.8%	7.39x
15.	Car Washes	5	41,456	28,658	0.6%	2,170	0.6%	3.45x
16.	Miscellaneous Manufacturing	5	538,932	24,148	0.5%	1,691	0.5%	18.01x
17.	Drug Stores and Pharmacies	7	67,423	19,251	0.4%	1,258	0.3%	0.59x
18.	Sporting Goods	3	120,847	17,742	0.3%	1,090	0.3%	5.15x
19.	Legal Services	5	25,429	11,362	0.2%	1,054	0.3%	1.89x
20.	Dollar Stores	3	27,593	2,971	0.1%	189	0.1%	2.69x
21.	Other[(1)]	5	139,423	27,245	0.5%	3,142	0.8%	5.97x
22.	Vacant	27	311,583	67,765	1.3%	–	–%	–x
	Total	765	13,319,743	$ 5,107,970	100.0%	$ 369,756	100.0%	2.98x


2983 Cottingham Expressway
Pineville, LA
Wendy's

(1) Consists of miscellaneous businesses with an average investment of $5,449 per property.

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24

25RETURN TO TABLE OF CONTENTS Tenant Brand Affiliation No. of Properties Square Feet Investment Percent of Total Investment Annualized Minimum Rent Percent of Total Annualized Minimum Rent Weighted Average Lease Term Rent Coverage 1. TravelCenters of America Inc.(1) TravelCenters of America / Petro Stopping Centers 177 5,088,585 $ 3,310,415 64.8% $ 246,110 66.6% 10.01 2.67x 2. Universal Pool Co., Inc. The Great Escape 14 542,666 98,242 1.9% 7,711 2.1% 4.42 7.19x 3. Healthy Way of Life II, LLC Life Time Fitness 3 420,335 92,617 1.8% 5,770 1.6% 12.26 2.35x 4. American Multi-Cinema, Inc. AMC Theatres 8 401,403 77,722 1.5% 5,248 1.4% 3.48 1.36x 5. Styx Acquisition, LLC Buehler's Fresh Foods 5 502,727 76,469 1.5% 5,657 1.5% 12.59 3.48x 6. Professional Resource Development, Inc. Heartland Dental 59 234,274 61,120 1.2% 4,629 1.3% 3.00 4.09x 7. Norms Restaurants, LLC Norms 10 63,490 53,673 1.1% 3,693 1.0% 22.27 2.07x 8. Express Oil Change, L.L.C. Express Oil Change 23 83,825 49,724 1.0% 3,717 1.0% 12.01 4.32x 9. Pilot Travel Centers LLC Flying J Travel Plaza 3 48,069 41,681 0.8% 3,247 0.9% 5.73 5.75x 10. Capitol Racquet Sports, Inc. Courthouse Athletic Club 4 193,659 39,688 0.8% 1,878 0.5% 18.35 1.35x Sub-total, Top 10 306 7,579,033 3,901,351 76.4% 287,660 77.9% 9.92 2.84x 11. Other (2) Various 459 5,740,710 1,206,619 23.6% 82,096 22.1% 8.68 3.50x Total 765 13,319,743 $ 5,107,970 100.0% $ 369,756 100.0% 9.44 2.98x (1) TA is SVC's largest tenant. As of March 31, 2023, SVC leased 177 travel centers (133 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. (2) Consists of 169 tenants with an average investment of $2,629 per property. Net Lease Portfolio by Tenant (Top 10) As of March 31, 2023 (dollars in thousands)

26RETURN TO TABLE OF CONTENTS Year (1) Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative % of Total Annualized Minimum Rent Expiring 2023 209,044 $ 1,560 0.4% 0.4% 2024 769,082 9,902 2.7% 3.1% 2025 436,524 8,977 2.4% 5.5% 2026 1,050,697 11,669 3.2% 8.7% 2027 1,071,904 14,075 3.8% 12.5% 2028 566,378 9,793 2.6% 15.1% 2029 1,266,197 48,502 13.1% 28.2% 2030 138,590 4,175 1.1% 29.3% 2031 1,321,577 48,862 13.2% 42.5% 2032 1,267,177 53,793 14.6% 57.1% 2033 1,157,031 52,638 14.2% 71.3% 2034 144,247 3,817 1.0% 72.3% 2035 2,237,712 80,365 21.8% 94.1% 2036 558,374 8,095 2.2% 96.3% 2037 35,103 465 0.1% 96.4% 2038 66,700 1,184 0.3% 96.7% 2039 134,901 3,214 0.9% 97.6% 2040 115,142 2,406 0.7% 98.3% 2041 223,043 2,291 0.6% 98.9% 2042 — — —% 98.9% 2043 141,134 280 0.1% 99.0% 2044 — — —% 99.0% 2045 63,490 3,693 1.0% 100.0% Total 12,974,047 $ 369,756 100.0% Weighted Average Lease Term 8.5 years 9.4 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of March 31, 2023 (dollars in thousands) 1055 Sugarbush Drive Ashland, OH

27RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Properties (end of period) 765 765 769 775 786 Total square feet 13,319,743 13,374,325 13,412,371 13,406,568 13,515,100 Square feet leased 12,974,047 13,050,456 13,160,403 13,251,701 13,185,809 Percentage leased 97.4% 97.6% 98.1% 98.8% 97.6 % As of and For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Vacant properties beginning of period 23 21 17 29 30 Vacant property sales / leased (1) (1) (7) (12) (3) Lease terminations 5 3 11 — 2 Vacant properties end of the period 27 23 21 17 29 Net Lease Portfolio - Occupancy Summary As of March 31, 2023 8331 South Holland Road Chicago, IL

28RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:

Service Properties Trust, or SVC, is a real estate investment trust, or REIT, that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 165 market indices and comprises more than 1% of the following indices as of March 31, 2023: Bloomberg Reit Hotels Index (BBREHOTL), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV), Invesco S&P SmallCap 600® Equal Weight ETF INAV Index (EWSCIV), Hoya Capital High Dividend Yield Index (GTR) (RIET), Solactive US Small Cap High Dividend Index (SOLSMHD) and Bloomberg US 2000 Real Estate Price Return Index (B2000R).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of March 31, 2023, RMR had over $37 billion of real estate assets under management and the combined RMR managed companies had more than $16 billion of annual revenues, nearly 2,100 properties and over 38,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to us at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Reed Valutas
(212) 553-4169

B2 (Outlook: Negative)/B1*

*B1 rating assigned to guaranteed Senior Unsecured Notes.

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

B+ (Outlook Negative)/BB*

*BB rating assigned to guaranteed Senior Unsecured Notes.

SVC is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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29

30RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Adam D. Portnoy Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Governance Information Royal Sonesta Kaua'i Resort Lihue, Kauai, HI

31RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and Normalized FFO as shown on page 33. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to us. In calculating Normalized FFO, SVC adjusts for the items shown on page 33. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 34. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 34. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that it owned on March 31, 2023 and were open and operating since the beginning of the earliest period being compared. For the periods presented, SVC's comparable results excluded one hotel that had suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Equity Research Coverage / Ratings Agencies: SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on page 29. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. . Non-GAAP Financial Measures and Certain Definitions

32RETURN TO TABLE OF CONTENTS FF&E Reserve: Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in owner's priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied square footage as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of its hotels. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Each of SVC's agreements with its net lease tenants provides for payment to SVC of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to SVC and exclude adjustments, if any, necessary to record scheduled rent changes under certain of its leases, the deferred rent obligations payable to SVC under its leases with TA and the estimated future payments to SVC under its TA leases for the cost of removing underground storage tanks at its travel centers on a straight line basis or any reimbursement of expenses paid by SVC. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended				
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net income (loss)		$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ (119,822)
Add (Less):	Depreciation and amortization	100,039	94,961	101,514	100,520	104,113
	Loss on asset impairment, net [5]	–	1,269	1,172	3,048	5,500
	(Gain) loss on sale of real estate, net [6]	(41,898)	(3,583)	164	(38,851)	(5,548)
	Unrealized (gains) losses on equity securities, net [7]	(49,430)	10,841	(23,056)	10,059	10,260
	Adjustments to reflect SVC's share of FFO attributable to an investee [9]	1,233	1,049	1,103	905	666
FFO		35,894	73,128	88,397	87,031	(4,831)
Add (Less):	Loss on early extinguishment of debt [8]	44	–	–	791	–
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee [9]	321	138	61	593	245
	Transaction related costs [4]	887	–	–	743	1,177
Normalized FFO		$ 37,146	$ 73,266	$ 88,458	$ 89,158	$ (3,409)
Weighted average shares outstanding (basic and diluted)		164,867	164,862	164,745	164,667	164,667
Basic and diluted per share common share amounts:						
Net income (loss)		$ 0.16	$ (0.19)	$ 0.05	$ 0.07	$ (0.73)
FFO		$ 0.22	$ 0.44	$ 0.54	$ 0.53	$ (0.03)
Normalized FFO		$ 0.23	$ 0.44	$ 0.54	$ 0.54	$ (0.02)

See accompanying notes on page 37.

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33

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended				
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net income (loss)		$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ (119,822)
Add (Less):	Interest expense	81,580	77,891	81,740	89,820	92,344
	Income tax (benefit) expense	(3,780)	(1,757)	390	473	695
	Depreciation and amortization	100,039	94,961	101,514	100,520	104,113
EBITDA		203,789	139,686	191,144	202,163	77,330
Add (Less):	Loss on asset impairment, net [5]	–	1,269	1,172	3,048	5,500
	(Gain) loss on sale of real estate, net [6]	(41,898)	(3,583)	164	(38,851)	(5,548)
	Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee [9]	2,614	2,340	2,787	2,074	680
EBITDA*re*		164,505	139,712	195,267	168,434	77,962
Add (less):	Unrealized (gains) losses on equity securities, net [7]	(49,430)	10,841	(23,056)	10,059	10,260
	Loss on early extinguishment of debt [8]	44	–	–	791	–
	Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee [9]	321	(529)	272	1,014	280
	Transaction related costs [4]	887	–	–	743	1,177
	General and administrative expense paid in common shares [10]	514	510	972	832	462
Adjusted EBITDA*re*		$ 116,841	$ 150,534	$ 173,455	$ 181,873	$ 90,141

See accompanying notes on page 37.

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34

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Number of hotels	*219*	*219*	*219*	*219*	*219*
Room revenues	$ 268,045	$ 273,896	$ 320,563	$ 318,037	$ 217,276
Food and beverage revenues	41,909	45,341	41,985	43,509	25,053
Other revenues	17,042	15,893	16,174	17,001	12,167
Hotel operating revenues - comparable hotels	326,996	335,130	378,722	378,547	254,496
Rooms expenses	88,383	89,952	98,440	94,138	73,877
Food and beverage expenses	34,337	34,677	33,880	31,645	22,371
Other direct and indirect expenses	124,947	118,534	123,288	121,234	106,318
Management fees	12,651	12,876	14,695	14,594	10,124
Real estate taxes, insurance and other	30,162	23,942	28,990	28,404	30,626
FF&E reserves [11]	1,554	1,459	1,685	1,680	1,222
Hotel operating expenses - comparable hotels	292,034	281,440	300,978	291,695	244,538
Hotel EBITDA	$ 34,962	$ 53,690	$ 77,744	$ 86,852	$ 9,958
Hotel EBITDA Margin	10.7 %	16.0 %	20.5 %	22.9 %	3.9 %
Hotel operating revenues (GAAP) [1]	$ 334,796	$ 350,501	$ 400,453	$ 418,984	$ 297,406
Add (less)					
Hotel operating revenues from non-comparable hotels	(7,800)	(15,371)	(21,731)	(40,437)	(42,910)
Hotel operating revenues - comparable hotels	$ 326,996	$ 335,130	$ 378,722	$ 378,547	$ 254,496
Hotel operating expenses (GAAP) [1]	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 290,343
Add (less)					
Hotel operating expenses from non-comparable hotels	(10,042)	(14,194)	(19,594)	(35,800)	(47,648)
Reduction for security deposit and guaranty fundings, net [3]	335	–	–	–	–
FF&E reserves from managed hotel operations [11]	1,554	1,459	1,685	1,680	1,222
Other [12]	621	621	621	621	621
Hotel operating expenses - comparable hotels	$ 292,034	$ 281,440	$ 300,978	$ 291,695	$ 244,538

See accompanying notes on page 37.

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35

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

(dollars in thousands)

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Number of hotels	220	238	242	247	298
Room revenues	$ 275,267	$ 288,082	$ 341,106	$ 357,117	$ 258,620
Food and beverage revenues	42,245	45,968	42,636	44,256	25,902
Other revenues	17,284	16,451	16,711	17,611	12,884
Hotel operating revenues	334,796	350,501	400,453	418,984	297,406
Rooms expenses	91,300	93,067	104,761	106,982	88,743
Food and beverage expenses	34,750	35,248	34,497	32,333	23,234
Other direct and indirect expenses	128,202	124,396	130,470	136,099	127,017
Management fees	12,143	12,450	14,362	15,240	11,332
Real estate taxes, insurance and other	34,128	29,014	34,797	35,161	40,638
FF&E reserves (11)	1,992	2,252	2,622	3,172	1,222
Hotel operating expenses	302,515	296,427	321,509	328,987	292,186
Hotel EBITDA	$ 32,281	$ 54,074	$ 78,944	$ 89,997	$ 5,220
Hotel EBITDA Margin	9.6 %	15.4 %	19.7 %	21.5 %	1.8 %
Hotel operating expenses (GAAP) (1)	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 290,343
Add (less)					
Reduction for security deposit and guaranty fundings, net (3)	335	—	—	—	—
FF&E reserves from managed hotel operations (11)	1,992	2,252	2,622	3,172	1,222
Other (12)	622	621	621	621	621
Hotel operating expenses	$ 302,515	$ 296,427	$ 321,509	$ 328,987	$ 292,186

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 37.

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36

37RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollar in thousands) (1) As of March 31, 2023, SVC owned 220 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC reduced rental income by $2,448 and $1,973 for the three months ended March 31, 2023 and 2022, respectively, to record scheduled rent changes under certain of its leases, the deferred rent obligations under its leases with TravelCenters of America Inc., or TA, and the estimated future payments to SVC under the leases with TA for the cost of removing underground storage tanks on a straight-line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner’s priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $335 for the three months ended March 31, 2023. There were no net reductions to hotel operating expenses during the three months ended March 31, 2022. (4) Transaction related costs for the three months ended March 31, 2023 of $887 primarily consisted of costs related to potential acquisitions. Transaction related costs for the three months ended June 30, 2022 of $743 primarily consisted of exploration of possible financing transactions. Transaction related costs for the three months ended March 31, 2022 of $1,177 primarily consisted of expenses incurred related to SVC's hotel rebranding activities. (5) SVC recorded a loss on asset impairment of $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell during the three months ended December 31, 2022, $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022, $3,048 to reduce the carrying value of two hotels and four net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2022 and $5,500 to reduce the carrying value of 25 hotels to their estimated fair value less costs to sell during the three months ended March 31, 2022. (6) SVC recorded a $41,898 net gain on sale of real estate during the three months ended March 31, 2023 in connection with the sale of 18 hotels, a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties, a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties, a $38,851 net gain on sale of real estate during the three months ended June 30, 2022 in connection with the sale of 51 hotels and eleven net lease properties and a $5,548 net gain on sale of real estate during the three months ended March 31, 2022 in connection with the sale of five hotels and two net lease properties. (7) Unrealized gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's investment in shares of TA common stock to their fair value. (8) SVC recorded a $44 loss on extinguishment of debt during the three months ended March 31, 2023 related to the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes. SVC recorded a $791 loss on extinguishment of debt during the three months ended June 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to the amendment to its credit agreement and the repayment of $500,000 of unsecured senior notes. (9) Represents SVC's proportionate share from its equity investment in Sonesta. (10) Amounts represent the equity compensation for SVC's Trustees, officers and certain other employees of RMR. (11) Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. (12) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended March 31, 2023 and 2022 for this liability.

38RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, "anticipate", “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the pending acquisition of TA by BP and related transactions, including SVC's expected lease amendments, cash proceeds and credit quality of TA following the acquisition; SVC's expectations regarding its future performance, including expected seasonality upswings in hotel business; SVC's expectations of the stability and steadiness of its cash flows from its net lease portfolio; SVC's expected liquidity and flexibility in addressing debt maturities; SVC's property dispositions and expected use of proceeds; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance, or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from the expressed or implied forward-looking statements include, but are not limited to, the following: Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for SVC; SVC’s ability and the ability of SVC’s managers and tenants to operate under unfavorable market and economic conditions, rising or sustained high interest rates, high inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, geopolitical instability and economic recessions or downturns; if and when business transient hotel business will return to historical pre-COVID-19 pandemic levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC’s properties are located; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC’s ability to pay interest on and principal of its debt; risks and conditions to, and expected benefits from, the consummation of BP’s acquisition of TA and the amendments of SVC's lease and guaranty arrangements with TA; SVC’s ability to acquire properties that realize its targeted returns; SVC’s ability to sell properties at prices it targets; SVC’s ability to raise or appropriately balance the use of debt or equity capital; potential defaults of SVC’s management agreements and leases by its managers and tenants; SVC’s ability to increase hotel room rates and rents at its leased properties as SVC’s leases expire in excess of its operating expenses and to grow its business; SVC’s ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions; SVC’s ability to make cost-effective improvements to SVC’s properties that enhance its appeal to hotel guests and net lease tenants; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC’s ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC’s credit ratings; the ability of SVC’s manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC’s related parties, including its Managing Trustees, TA, Sonesta, RMR and others affiliated with them; SVC’s qualification for taxation as a REIT under the IRC; SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; changes in federal or state tax laws; limitations imposed on SVC’s business and its ability to satisfy complex rules in order for it to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. SVC's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SVC undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements